MARKS PANETH & SHRON, LLP
                               111 Great Neck Road
                              Great Neck, NY 11021
                                Tel: 516 466-6550

April 13, 2000

Securities and Exchange Commission
Washington, D.C.  20549

RE:      GLOBAL GOLD CORPORATION

Gentlemen:

We agree with the statements made by Global Gold Corporation in response to Item 4 of Form 8-KA filed by the Company during April 2000.

Very truly yours,

/S/   MARKS PANETH & SHRON, LLP